SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT


                          PURSUANT TO SECTION 13 OR 15 (d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of Earliest event reported)  April 24, 2000


                                   FORME CAPITAL, INC.

               (Exact Name of Registrant as Specified in its Charter)




               Delaware              33-19435            75-2233445

             (State of             (Commission         (IRS Employer
             Incorporation)        File Number)        Identification No.)


                      6959 Arapaho, Suite 122, Dallas, Texas 75248

                        (Address of Principal Executive Offices)

          Registrant's telephone number, including area code:(972) 386-8907

          ITEM 1.  Change of Control of Registrant


          On April 28, 2000, Mick Y. Wettreich subscribed for 2,700,000 common shares of Registrant at par value (post reverse split), subject to the completion of a 1 for 35 reverse stock split.
          Following the effective date of this transaction Mick Y. Wettreich controls 89% of the presently issued and outstanding common shares of the Registrant.


          ITEM 5.  Other Events

          Following the sale of the Registrants art investments, and as the Registrant now has no operations or substantial assets, Management intends to seek out and obtain candidates with which it can merge or whose operations or assets can be acquired through the issuance of common stock. In furtherance of this objective, Management has determined that it is in Registrants best interest to reduce the amount of outstanding shares, and on April 24, 2000 the Board of Directors approved a Reverse Split of its authorized and outstanding shares of its common stock on the basis of 1 new share for every 35 shares. On April 24, 2000, by the written consent in lieu of meeting of the majority owner's representing at least 80% of the outstanding shares of the Registrant approved the adoption of resolutions required to effect this Reverse Split. The par value of the common shares will not be effected, and existing share certificates will continue to be valid, and will be exchanged when presented to the Registrants transfer agent. The record date for the Reverse Split will be May 3, 2000 and will be effective following the expiration of the required waiting period and the mailing of an Information Statement to stockholders.



          ITEM 7.   Exhibits


               (10) Material Contracts

                    a) Subscription Agreement  between Forme Capital,  Inc.
                     and Mick Y. Wettreich.



                                     SIGNATURES



          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FORME CAPITAL, INC.


                                   By:  /s/ Daniel Wettreich
                                        Daniel Wettreich
                                        President

          Dated:  May 8, 2000